UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) June 25, 2014

C&J ENERGY SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35255	20-5673219
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3990 Rogerdale Rd. Houston, TX	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 325-6000

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 25, 2014, C&J Energy Services, Inc., a Delaware corporation (“C&J”), entered into a definitive merger agreement (the “Merger Agreement”) with Nabors Industries Ltd., a Bermuda exempted company (“Nabors”), and Nabors Red Lion Limited, a Bermuda exempted company and a subsidiary of Nabors (“Red Lion”), pursuant to which, subject to the terms and conditions thereof, a wholly owned subsidiary of Red Lion (“Merger Sub”) will merge with and into C&J with C&J surviving as a wholly owned subsidiary of Red Lion (the “Merger”). Prior to the Merger, Nabors will undergo a restructuring pursuant to a Separation Agreement dated as of June 25, 2014 by and between Nabors and Red Lion (the “Separation Agreement”) to separate Nabors’ completion and production services businesses in the U.S. and Canada (the “Business”) from the other businesses of Nabors, as a result of which Red Lion will own solely the Business (the “Separation”). When the Merger is completed, Red Lion (which will then own both the Business and C&J) will be renamed C&J Energy Services, Ltd. and is expected to be listed on the New York Stock Exchange under the ticker symbol CJES. Both the Separation and Merger are expected to qualify as tax-free transactions. The closing of the Merger (the “Closing”) is subject to, among other things, approval by C&J’s stockholders (“C&J Stockholder Approval”). C&J expects the Closing to occur before the end of 2014, although there can be no assurance as to whether or when the Closing will occur. The Merger Agreement and the Separation Agreement are described in more detail below.

In connection with the transactions, Nabors, Red Lion and C&J will enter into additional agreements, including, among others:

•	an Employee Benefits Agreement, which will govern Nabors’, Red Lion’s and C&J’s obligations with respect to employment-related matters and liabilities of employees of the Business after the Separation and Merger;

•	a Tax Matters Agreement, which will govern Nabors’ and Red Lion’s respective rights, responsibilities and obligations with respect to taxes including limitations on Red Lion’s ability to engage in certain transactions in order to preserve the tax-free qualification of the Separation, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and assistance and cooperation in respect of tax matters, in each case related to tax matters of Nabors and the Business after the Separation and Merger;

•	a Global Alliance Agreement, which will establish a framework for cooperation between Nabors and Red Lion following the Closing in connection with business opportunities where Nabors and Red Lion can provide complementary services, and provide for certain mutual exclusivity and non-competition obligations;

•	a Registration Rights Agreement, which will govern Nabors’ and Red Lion’s respective rights and obligations with respect to the registration for resale of Red Lion common shares held by Nabors following the Merger; and

•	Transition Services Agreements, pursuant to which Nabors and Red Lion will, on a transitional basis, provide to each other certain support services and other assistance after the Separation and Merger.

Merger Agreement

The Merger Agreement provides that, following the consummation of the Separation, Merger Sub will merge with and into C&J, with C&J surviving the Merger as a wholly owned subsidiary of Red Lion. At the effective time of the Merger, each share of C&J common stock (other than treasury shares) will be automatically converted into the right to receive one Red Lion common share. Immediately following consummation of the Merger and the issuance of Red Lion common shares to Nabors pursuant to the Separation Agreement, former holders of common stock and equity awards of C&J will own 49.75% of the fully-diluted equity of Red Lion (which is currently expected to represent approximately 47% of the outstanding Red Lion common shares).

Consummation of the Merger is subject to customary closing conditions, including, among others, (1) the consummation of the Separation in accordance with the Separation Agreement, (2) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (3) C&J Stockholder Approval, (4) the registration statement on Form S-4 used to register the Red Lion common shares to be issued in the Merger being declared effective by the Securities and Exchange Commission (the “SEC”), (5) the approval for listing on the New York Stock Exchange of the Red Lion common shares to be issued in the Merger, (6) subject to specified materiality standards, the accuracy of the representations and warranties of, and the performance of all covenants by, the parties, (7) the absence of a material adverse effect with respect to each of C&J and Red Lion; (8) the availability of the proceeds of the debt financing to effect the Note Repayment, (9) the receipt of consents, approvals and other deliverables with respect to certain agreements of C&J;

(10) the receipt by Nabors of an opinion from its counsel to the effect that certain aspects of the Separation should qualify as tax-free pursuant to Section 355 of the Internal Revenue Code of 1986, as amended (the “Code”) and (11) the receipt by C&J of an opinion from its counsel to the effect that the Merger should be treated as a reorganization within the meaning of Section 368(a) of the Code and Red Lion should be treated as a corporation within the meaning of Section 367(a) of the Code.

The Merger Agreement contains certain termination rights for both Nabors and C&J and further provides that, upon termination of the Merger Agreement under specified circumstances, certain termination fees or reimbursement of expenses may be payable. C&J may terminate the Merger Agreement if, prior to C&J’s stockholders approving the Merger Agreement, C&J enters into a definitive agreement providing for a Superior Proposal (as defined in the Merger Agreement), C&J has complied with the restrictions on the solicitation of alternative transactions contained in the Merger Agreement and certain notice requirements and, concurrently with such termination, C&J pays a termination fee of $65 million to Nabors.

The parties have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to conduct the businesses of Red Lion and C&J in the ordinary course between the execution of the Merger Agreement and the consummation of the Merger and not to engage in certain kinds of transactions during such period.

C&J covenants in the Merger Agreement (1) to cause a stockholder meeting to be held to obtain C&J Stockholder Approval (2) not to solicit alternative transactions, (3) except under limited circumstances, not to enter into discussions concerning, or provide confidential information in connection with alternative transactions and (4) subject to certain exceptions, that its Board of Directors will recommend that the stockholders of C&J vote in favor of the approval of the Merger Agreement.

Nabors has agreed in the Merger Agreement to be subject, until the earlier to occur of the five-year anniversary of the Closing and the date that Nabors beneficially owns less than 15% of the issued and outstanding Red Lion common shares (the “Standstill Period”), to a standstill, pursuant to which, among other things it may not, unless approved in advance in writing by at least two-thirds of the board of directors of Red Lion, (1) acquire additional Red Lion common shares, subject to certain exceptions; (2) seek, make or take any action to solicit or encourage any takeover proposals of Red Lion; (3) solicit proxies with respect to Red Lion; (4) form or join any group with respect to the Red Lion shares it owns, grant any proxies to any third party with respect to any Red Lion equity securities (other than as recommended by the board of directors of Red Lion) or deposit any Red Lion equity securities in a voting trust or enter into any other arrangement, understanding or agreement (whether written or oral) with a third party with respect to the voting thereof; (5) seek, alone or in concert with other persons, additional representation on, or propose any changes to the size of, the board of directors of Red Lion; and (6) enter into arrangements, understandings or agreements (whether written or oral) with, or advise, finance or assist any other person in connection with any of the foregoing.

Nabors has further agreed not to transfer Red Lion common shares for 180 days following the Closing and thereafter during the Standstill Period to only transfer Red Lion common shares to any person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) who has not filed a Schedule 13D with regard to Red Lion and is not required to file a Schedule 13D after giving effect to such Transfer (a “Passive Investor”). If such Passive Investor will beneficially own more than 10% of the issued and outstanding Red Lion common shares following such Transfer Nabors must provide Red Lion with a right of first refusal on the shares.

At the Closing, the Red Lion Bye-Laws will be amended and restated to, among other things, provide that (1) during the Standstill Period, certain major transactions including any sale of the company, and any amendments to the organizational documents will require a two-thirds vote of the outstanding Red Lion common shares and (2) in any sale of the company, all holders of Red Lion common shares shall be offered consideration of the same type and same amount on a per share basis.

Separation Agreement

The Separation Agreement identifies assets to be transferred, liabilities to be assumed and contracts to be assigned to each of Nabors and Red Lion as part of the Separation and provides for such transfers, assumptions and assignments. In particular, the Separation Agreement provides, among other things, that, subject to the terms and conditions contained therein:

•	certain assets related primarily to the Business, including the equity interests in certain subsidiaries of Nabors (the “Red Lion Assets”), will be transferred to Red Lion or one of its subsidiaries;

•	certain liabilities arising out of or resulting from the Red Lion Assets, and other liabilities related primarily to the Business (the “Red Lion Liabilities”) will be transferred to Red Lion or one of its subsidiaries; and

•	all of the assets and liabilities other than the Red Lion Assets and Red Lion Liabilities, and certain other liabilities that are specifically to be retained by Nabors or its subsidiaries, will be retained by or transferred to Nabors or one of its subsidiaries.

The Separation Agreement also sets forth other agreements between Nabors and Red Lion related to the Separation, including provisions concerning the termination and settlement of intercompany accounts, governmental approvals and third party consents and working capital adjustments. The Separation Agreement also sets forth agreements that govern certain aspects of the relationship between Nabors and Red Lion after the Separation, including provisions with respect to release of claims, indemnification, insurance, access to financial and other information, confidentiality, access to and provision of records and treatment of outstanding guarantees and similar credit support.

The Separation Agreement further provides for the repayment, at the Closing, of certain intercompany notes to be issued by subsidiaries of Red Lion to subsidiaries of Nabors in connection with the restructuring of Nabors occurring prior to the Separation (the “Note Repayment”). The Note Repayment would result in Nabors receiving approximately $938 million in cash in connection with the Separation and the Merger. C&J has obtained debt financing commitments that provide for the necessary funds to fund the Note Repayment contemplated by the Separation Agreement.

Additionally, pursuant to the Separation Agreement, immediately prior to the effective time of the Merger, Red Lion will issue common shares to Nabors in an amount such that, immediately following the Merger, Nabors will hold 50.25% of the fully-diluted equity of Red Lion (which is currently expected to represent approximately 53% of the outstanding Red Lion common shares).

The Separation Agreement provides that the Separation is subject to each of the parties to the Merger Agreement irrevocably confirming that each condition set forth in the Merger Agreement (other than the conditions concerning the consummation of the Separation and the Note Repayment) (1) has been fulfilled, (2) will be fulfilled at the effective time of the Merger or (3) is or has been waived by such party, as the case may be.

Support Agreement

In connection with the Merger, Nabors and Red Lion entered into a support agreement (the “Support Agreement”) with Joshua E. Comstock, the Chief Executive Officer and Chairman of C&J, and certain entities affiliated with him, pursuant to which Mr. Comstock and such entities have agreed to vote certain of their shares of C&J common stock to approve the Merger Agreement.

The foregoing descriptions of the Separation Agreement, the Merger Agreement and the Support Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to such agreements which are filed as Exhibits 2.1, 10.1 or 10.2 hereto and are incorporated herein by reference.

Other

In connection with the Merger, Nabors and Red Lion have agreed to agree with Joshua E. Comstock, the Chief Executive Officer and Chairman of C&J, and certain other executives of C&J on their terms of employment with Red Lion prior to the mailing of the proxy statement in respect of the Merger.

The Separation Agreement, the Merger Agreement, the Support Agreement and the above description of the Separation Agreement, the Merger Agreement and the Support Agreement have been included to provide investors and security holders with information regarding the terms of the Separation Agreement, the Merger Agreement and the Support Agreement. They are not intended to provide any other factual information about Nabors, C&J, Red Lion, their respective subsidiaries and affiliates, or the Business. The Merger Agreement contains representations and warranties of Nabors solely for the benefit of C&J and representations and warranties of C&J solely for the benefit of Nabors. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure letters that the parties have exchanged in connection with signing the Merger Agreement as of a specific date. The disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, the representations and warranties in the Merger Agreement were made solely for the benefit of the other parties to the Merger Agreement, respectively, and were used for the purpose of allocating risk among the respective parties. Therefore, investors and security holders should not treat them as categorical statements of fact. Moreover, these representations and warranties may apply standards of materiality in a way that is different from what may be material to investors and were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement and are subject to more recent developments. Accordingly, investors and security holders should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about Nabors and C&J and their subsidiaries that the respective companies include in reports and statements they file with the U.S. Securities and Exchange Commission (the “SEC”).

Item 4.01 Changes in Registrant’s Certifying Accountant.

On June 26, 2014, the Audit Committee of the Board of Directors of C&J approved the appointment of KPMG LLP (“KPMG”) as C&J’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

The Audit Committee of the Board of Directors of C&J has approved the dismissal of UHY LLP (“UHY”) as its independent registered public accounting firm.

During the fiscal years ended December 31, 2013 and 2012 and the subsequent interim period through June 25, 2014, there were no disagreements with UHY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, had it not been resolved to the satisfaction of UHY, would have caused UHY to make reference thereto in its reports on the financial statements for such periods. During this time, there have been no “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The audit reports of UHY on C&J’s consolidated financial statements for the years ended December 31, 2013 and 2012 did not contain an adverse opinion or disclaimer of opinion, and these statements were not qualified or modified as to uncertainty, audit scope or accounting principles.

C&J has requested that UHY furnish it with a letter addressed to the Securities and Exchange Commission stating whether UHY agrees with the above statements. A copy of such letter dated June 26, 2014, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the years ended December 31, 2013 and 2012 and the subsequent interim period through the date of filing this report, we have not, nor has anyone on our behalf, consulted with KPMG with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report nor oral advice was provided to us that was an important factor we considered in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

C&J has requested that KPMG review the disclosure required by Item 304(a) of Regulation S-K included in this Current Report on Form 8-K and, if deemed necessary by KPMG, furnish it with a letter addressed to the Securities and Exchange Commission containing any new information, clarification of C&J’s expression of KPMG’s views, or the respects in which KPMG does not agree with the statements made by C&J in response to Item 304(a) of Regulation S-K. A copy of this letter dated June 26, 2014 is filed as Exhibit 16.2 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 25, 2014, by and among Nabors Industries Ltd., Nabors Red Lion Limited and C&J Energy Services, Inc.

10.1	Separation Agreement, dated as of June 25, 2014, by and between Nabors Industries Ltd. and Nabors Red Lion Limited.

10.2	Support Agreement, dated as of June 25, 2014, by and among Nabors Industries Ltd., Nabors Red Lion Limited, Joshua E. Comstock, the Joshua E. Comstock Trust and JRC Investments, LLC.

16.1	UHY LLP Letter dated June 26, 2014

16.2	KPMG Letter dated June 26, 2014

Important Information for Investors and Stockholders

This communication does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, Red Lion will file with the SEC a registration statement on Form S-4, which will include a prospectus of Red Lion and a proxy statement of C&J. Nabors and C&J also plan to file other documents with the SEC regarding the proposed merger. After the registration statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to the stockholders of C&J. INVESTORS AND SECURITY HOLDERS OF C&J ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE PROPOSED MERGER THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and stockholders will be able to obtain free copies of the proxy statement/prospectus and other documents containing important information about Nabors, Red Lion and C&J, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Nabors or Red Lion will be available free of charge on Nabors’ internet website at http://www.nabors.com under the tab “Investor Relations” and then under the tab “SEC Filings” or by contacting Nabors’ Investor Relations Department at 281-775-8038. Copies of the documents filed with the SEC by C&J will be available free of charge on C&J’s internet website at http://www.cjenergy.com under the tab “Investor Relations” and then under the tab “SEC Filings” or by contacting C&J’s Investor Relations Department at 713-260-9986.

Participants in the Solicitation

C&J, Nabors and Red Lion and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions. Information about C&J’s directors and executive officers is available in C&J’s proxy statement dated April 10, 2014 for its 2014 annual meeting of stockholders. Information about Nabors’ directors and executive officers is available in Nabors’ proxy statement dated April 30, 2014 for its 2014 annual meeting of shareholders. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transactions when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from C&J and Nabors using the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These include statements regarding the effects of the proposed merger, estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties and are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning. For example, statements regarding future financial performance, future competitive positioning and business synergies, future acquisition cost savings, future accretion to earnings per share, future market demand, future benefits to stockholders, future economic and industry conditions, the proposed merger (including its benefits, results, effects and timing), the attributes of C&J as a subsidiary of Red Lion and whether and when the transactions contemplated by the merger agreement will be consummated, are forward-looking statements within the meaning of federal securities laws.

These forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the control of Nabors and C&J, which could cause actual benefits, results, effects and timing to differ materially from the results predicted or implied by the statements. These risks and uncertainties include, but are not limited to: the failure of the stockholders of C&J to approve the proposed merger; the risk that the conditions to the closing of the proposed merger are not satisfied; the risk that regulatory approvals required for the proposed merger are not obtained or are obtained subject to conditions that are not anticipated; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed merger; uncertainties as to the timing of the proposed merger; competitive responses to the proposed merger; costs and difficulties related to the integration of C&J’s business and operations with Red Lion’s business and operations; the inability to obtain or delay in obtaining cost savings and synergies from the proposed merger; unexpected costs, charges or expenses resulting from the proposed merger; the outcome of pending or potential litigation; the inability to retain key personnel; uncertainty of the expected financial performance of Nabors following completion of the proposed merger; and any changes in general economic and/or industry specific conditions.

Nabors and C&J caution that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in Nabors’ and C&J’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s website, http://www.sec.gov. All subsequent written and oral forward-looking statements concerning Nabors, C&J, the proposed transaction or other matters attributable to Nabors and C&J or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Each forward looking statement speaks only as of the date of the particular statement, and neither Nabors nor C&J undertakes any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 1, 2014

By:	/s/ Theodore R. Moore
	Name:	Theodore R. Moore
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 25, 2014, by and among Nabors Industries Ltd., Nabors Red Lion Limited and C&J Energy Services, Inc.

10.1	Separation Agreement, dated as of June 25, 2014, by and between Nabors Industries Ltd. and Nabors Red Lion Limited.

10.2	Support Agreement, dated as of June 25, 2014, by and among Nabors Industries Ltd., Nabors Red Lion Limited, Joshua E. Comstock, the Joshua E. Comstock Trust and JRC Investments, LLC.

16.1	UHY LLP Letter dated June 26, 2014

16.2	KPMG Letter dated June 26, 2014